Exhibit 10.3

July 3, 2013

Northshore Holdings Limited

c/o Enstar Group Limited

Windsor Place, 3rd Floor

22 Queen Street

Hamilton, Bermuda HM JX

Re:     Commitment to Purchase Common Shares

Ladies and Gentlemen:

Reference is made to the Investors Agreement (the “Investors Agreement”), dated as of July 3, 2013, by and among KENMARE HOLDINGS LTD (“Kenmare”), TRIDENT V, L.P., TRIDENT V PARALLEL FUND, L.P. and TRIDENT V PROFESSIONALS FUND, L.P. (collectively, “Trident”) and the Purchase Agreements (as defined in the Investors Agreement). Capitalized terms used and not defined herein but defined in the Investors Agreement shall have the meanings ascribed to them in the Investors Agreement.

This letter agreement (this “Agreement”) sets forth the commitment of Kenmare with respect to the proposed issuance and sale by Northshore Holdings Limited (company registration number 43474) whose registered office is at Clarendon House, 2 Church Street, Hamilton, Bermuda (“Northshore”), and the proposed purchase by Kenmare (and/or one or more of its Permitted Assigns) of common shares in the capital of Northshore designated as Common Shares (the “Common Shares”) at such times as set forth herein. Contemporaneously herewith, Trident is delivering to Northshore a letter agreement in substantially the form of this Agreement (the “Trident Subscription Letter”), pursuant to which Trident is committing to purchase Common Shares concurrent with purchases of Common Shares by Kenmare.

1. Commitment. Kenmare hereby commits, subject to the terms and conditions set forth herein, including (without limitation) those set forth in Paragraph 2(c) and Paragraph 3 hereof, that it shall purchase, or shall cause its Permitted Assigns to purchase, Common Shares for an aggregate amount equal to Kenmare’s Total Subscription Commitment set forth on Schedule A hereto (the “Total Subscription Commitment”), for the purposes of funding a portion of the purchase price pursuant to and in accordance with the Purchase Agreements, together with related expenses. Kenmare shall promptly use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all governmental authorities that may be or become necessary for the performance of its obligations pursuant to this Agreement or the consummation of the transactions contemplated by the Purchase Agreements. Kenmare shall cooperate fully with Trident and Northshore and their Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. Kenmare shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

2. Drawdowns.

(a) At any time and from time to time following the date hereof and subject to the terms and conditions set forth herein, including (without limitation) those set forth in Paragraph 2(c) and Paragraph 3 hereof, Northshore may require Kenmare to purchase Common Shares (each such purchase, a “Drawdown”), at a purchase price of US$1,000 per share (as such price may be adjusted for any stock splits, subdivisions, combinations, recapitalizations and the like, including any of the foregoing effected by means of a merger or similar transaction) in satisfaction of part or all of the unpaid portion of Kenmare’s Total Subscription Commitment. With respect to any Drawdown, Northshore shall cause the amount of Trident’s and Kenmare’s portion of the Drawdown to be an amount equal to Trident’s or Kenmare’s Pro Rata Percentage (as set forth on Schedule A attached hereto) multiplied by the aggregate amount of the Drawdown. Northshore shall exercise its rights pursuant to this Paragraph 2 by delivering to Kenmare a written notice (a “Drawdown Notice”) no later than five (5) Business Days (as defined below) preceding the closing date of the Drawdown (the “Drawdown Date”). The Drawdown Notice shall make reference to Kenmare’s obligations hereunder and shall set forth: (i) the number of Common Shares required to be purchased by Kenmare; (ii) the terms and conditions of the purchase (which shall not alter the terms and conditions set forth in this Agreement), including the aggregate number of Common Shares to be purchased by Trident and Kenmare; (iii) wire transfer instructions; and (iv) the Drawdown Date. The Drawdown Notice shall be delivered to Kenmare in the manner provided in Paragraph 14 hereof.

(b) After receipt of a Drawdown Notice pursuant to Paragraph 2(a), Kenmare shall purchase on the Drawdown Date, at a purchase price of US$1,000 per share (as such price may be adjusted for any stock splits, subdivisions, combinations, recapitalizations and the like, including any of the foregoing effected by means of a merger or similar transaction), that number of Common Shares as is stated in the Drawdown Notice delivered to Kenmare. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties contained herein, Kenmare shall deliver to Northshore consideration for such Drawdown no later than 11:00 a.m. Eastern time on the Drawdown Date by wire transfer of immediately available funds to the account designated by Northshore in accordance with the wire transfer instructions set forth in the Drawdown Notice relating to such Drawdown. On the Drawdown Date, upon the receipt by Northshore of Kenmare’s full consideration for such Drawdown, Northshore shall issue and deliver (or, if the Common Shares are uncertificated, record on the books of Northshore) a new, duly executed certificate or duly executed certificates to Kenmare evidencing that number of Common Shares issued to Kenmare pursuant to such Drawdown.

(c) Northshore may require a Drawdown only in connection with the consummation of the transactions contemplated by the Purchase Agreements. In no event shall the sum of the portion of all Drawdowns funded by Kenmare in accordance with this Agreement exceed Kenmare’s Total Subscription Commitment.

(d) Kenmare’s obligation to purchase Common Shares and its obligation to fund all or any portion of its unfunded Total Subscription Commitment shall expire on the earliest of (i) the written agreement of each of Kenmare and Trident; and (ii) the valid termination of each of the Purchase Agreements in accordance with its terms. Upon expiration of Kenmare’s obligations, this Agreement shall terminate and Kenmare shall not have any further obligations or liabilities hereunder.

(e) The closing of the issuance, sale and purchase by Kenmare of the Common Shares in each Drawdown shall take place at the offices of Northshore, or remotely via the electronic or other exchange of documents and signature pages, contemporaneously with the closing of the issuance, sale and purchase by Trident of the Common Shares in each Drawdown, or at such other place or such other date as agreed to by the parties hereto.

3. Conditions to the Purchase of Common Shares. The obligation of Kenmare to fund its Pro Rata Percentage of any Drawdown is subject to the satisfaction or waiver (if permitted by applicable law, rule, regulation or order) on or prior to the applicable Drawdown Date of the following conditions:

(a) Northshore shall be in good standing.

(b) If the Drawdown relates to the acquisition of Atrium, each of the closing conditions set forth in the Atrium Purchase Agreement shall have been satisfied or waived in accordance with the terms of the Atrium Purchase Agreement and Section 2.1 of the Investors Agreement.

(c) If the Drawdown relates to the acquisition of Arden Re, each of the closing conditions set forth in the Arden Re Purchase Agreement shall have been satisfied or waived in accordance with the terms of the Arden Re Purchase Agreement and Section 2.1 of the Investors Agreement.

(d) The representations and warranties of Northshore made in Paragraph 6 hereof shall be true and correct in all material respects as of the applicable Drawdown Date, except where the failure to be true and correct arises from the identity or the legal or regulatory status of Kenmare.

(e) None of Northshore or any material subsidiary of Northshore shall have: (i) commenced a voluntary case or other proceeding or filed any petition seeking liquidation, reorganization or other similar relief under any bankruptcy, reorganization, insolvency, dissolution, liquidation or other similar law now or hereafter in effect or sought the appointment of a custodian, trustee, receiver, liquidator or other similar official of Northshore or any material subsidiary or any substantial part of Northshore’s or any material subsidiary’s property; (ii) consented to the institution of, or failed to contest in a prompt manner, any proceeding or petition described in clause (i) above; (iii) applied for or consented to the appointment of a custodian, trustee, receiver, conservator, liquidator or other similar official for Northshore or for any material subsidiary or for a substantial part of Northshore’s or any material subsidiary’s assets; (iv) filed an answer admitting the material allegations of a petition filed against Northshore or any material subsidiary in any such proceeding; (v) made a general assignment for the benefit of Northshore’s or any material subsidiary’s creditors as a result of a bankruptcy, reorganization, insolvency, dissolution, liquidation or similar event; (vi) adopted any resolution of the Board of Directors of Northshore or any resolution of the board of directors (or comparable governing body) of any material subsidiary for the primary purpose of effecting any of the foregoing; or (vii) admitted in writing generally its inability to pay its debts as they come due. No involuntary proceeding (which remains undismissed) shall have been commenced and no involuntary petition (which remains undismissed) shall have been filed seeking or resulting in: (y) liquidation, reorganization or other similar relief in respect of Northshore or any material subsidiary of Northshore or any of Northshore’s or any material subsidiary’s debts, or any substantial part of Northshore’s or any subsidiary’s assets, under any bankruptcy, reorganization, insolvency, dissolution, liquidation or other similar law now or hereafter in effect; or (z) the appointment of a custodian, trustee, receiver, conservator, liquidator or other similar official for Northshore or for any material subsidiary or a substantial part of Northshore’s or any material subsidiary’s assets, and in each such case, such proceeding or appointment shall remain undismissed as of the applicable Drawdown Date. No order, judgment or decree adjudicating Northshore or any subsidiary of Northshore bankrupt or insolvent shall have been entered and no order for relief under any bankruptcy, reorganization, insolvency, dissolution, liquidation or other similar law now or hereafter in effect shall have been entered against Northshore or any material subsidiary and shall be in effect and not dismissed as of the applicable Drawdown Date.

(f) The purchase, sale and issuance of Common Shares to Kenmare on the applicable Drawdown Date (i) shall not be prohibited by any applicable law, rule, regulation or order, and (ii) Kenmare shall have obtained all necessary regulatory approvals applicable to it to permit the purchase of the Common Shares and Kenmare’s direct or indirect ownership of equity interests of each of Northshore and, as applicable, Arden Re and Atrium, and all applicable waiting periods with respect thereto shall have expired or been terminated.

(g) Northshore and Trident shall be in compliance with all of their respective covenants and agreements under the Trident Subscription Letter, and Kenmare shall be in compliance with its covenants and agreements under the Investors Agreement, in each case, in all material respects.

4. Assignment. The rights and obligations of the parties hereunder shall not be assigned by Northshore or Kenmare without the prior written consent of Kenmare and Trident; provided that, Kenmare may assign its rights and obligations under this Agreement to one or more of its Affiliates if such assignment will not disrupt, interfere with or otherwise delay the receipt of any governmental approval required to be obtained in connection with the consummation of the transactions contemplated by the Purchase Agreements (“Permitted Assigns”); provided, further, that no such assignment shall relieve the assigning party of its obligations hereunder.

5. Limited Recourse; Enforcement.

(a) Notwithstanding anything that may be expressed or implied in this Agreement, each party hereto, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that, notwithstanding that any such party may be a partnership, no recourse hereunder or any documents or instruments delivered in connection herewith shall be had against any former, current or future officer, agent or employee of any such party or any director, officer, employee, partner, Affiliate or assignee thereof, whether by or through piercing of the corporate veil, whether by the enforcement of any assessment or by any legal or equitable proceedings, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any such affiliated Person, as such for any obligations of a party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, in respect of any oral representation made or alleged to be made in connection herewith or therewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

(b) Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, Northshore, by its acceptance of the benefits of the commitment provided herein, covenants, agrees and acknowledges that no Person other than Kenmare and its respective permitted assigns hereunder shall have any obligation hereunder or in connection with the transactions contemplated hereby and that, notwithstanding that Kenmare or any of its respective permitted assigns may be a partnership or limited liability company, Northshore has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, attorneys or other representatives of Kenmare, or any of their successors or assigns, or any former, current or future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, attorneys or other representatives or successors or assignees of any of the foregoing (but not including Kenmare and its permitted assigns hereunder, each, an “Investor Related Party” and collectively, the “Investor Related Parties”), through Northshore or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim (whether at law or equity or in tort, contract or otherwise) by or on behalf of Northshore against any Investor Related Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable law, or otherwise, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Investor Related Party for any obligations of Kenmare or any of its successors or permitted assigns under this Agreement or any documents or instrument delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation.

(c) This Agreement may only be enforced by Northshore and Trident. Without limiting the foregoing, none of Northshore’s equityholders (other than Trident), creditors or counterparties or any creditors or counterparties of any subsidiary of Northshore shall have any right to enforce this Agreement or to cause Northshore to enforce this Agreement.

6. Representations and Warranties of Northshore. Northshore hereby represents and warrants to Kenmare as of the date hereof and as of each Drawdown Date, that:

(a) (i) Northshore is duly organized, validly existing and in good standing under the laws of Bermuda. As of the date hereof and prior to funding pursuant to the initial Drawdown, Northshore’s net assets are US$100,000 in cash. (ii) Northshore has the requisite company power to execute, deliver and perform its obligations under this Agreement, the Trident Subscription Letter and the Shareholders’ Agreement and has taken all necessary action to authorize such execution, delivery and performance. This Agreement, the Trident Subscription Letter and the Shareholders’ Agreement have been duly executed and delivered by Northshore and, assuming due authorization, execution and delivery of each such agreement by Trident and Kenmare (as appropriate), each such agreement constitutes a valid and binding agreement of Northshore enforceable against Northshore in accordance with its terms, except to the extent that such enforcement may be subject to (x) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (y) general equitable principles (whether considered in a proceeding in equity or at law). (iii) Except as have already been made or obtained or as may be required prior to the closing for the applicable Drawdown Date, no notices, reports or other filings are required to be made by Northshore with, nor are any consents, registrations, approvals, permits, orders, licenses or authorizations required to be obtained by it from, any governmental authority or any other Person in connection with the execution, delivery and performance by it of this Agreement, the Trident Subscription Letter and the Shareholders’ Agreement and the consummation by it of the transactions contemplated hereby and thereby. (iv) The execution, delivery and performance by Northshore of this Agreement, the Trident Subscription Letter and the Shareholders’ Agreement do not and will not, and the consummation by Northshore of the transactions contemplated by this Agreement, the Trident Subscription Letter and the Shareholders’ Agreement will not, with or without the giving of notice, the lapse of time, or both, (x) violate or conflict with Northshore’s organizational documents; (y) violate or conflict in any material respects with any applicable law with respect to Northshore; or (z) breach or result in a default under, permit the termination of, or permit the acceleration of the performance required by, any contract of Northshore, except, in the case of this clause (z), such instances as would not have a material adverse effect on Northshore’s assets, financial condition, results from operations or business.

(b) Once issued to Kenmare as provided in this Agreement, the Common Shares (i) will have been duly authorized and validly issued; (ii) will be fully paid and nonassessable; and (iii) in reliance upon Kenmare’s representations, warranties and acknowledgments set forth in Paragraph 7 hereof, will have been issued in compliance with all applicable laws concerning the issuance of securities or exemptions thereunder; provided, however, that the Common Shares may be subject to restrictions on transfer as set forth in the Shareholders’ Agreement or as otherwise required by applicable law at the time such transfer is proposed.

(c) As of the date hereof, except for the commitments to sell Common Shares pursuant to the Trident Subscription Letter, or as described in the Shareholders’ Agreement, no shares of capital stock of Northshore are subject to any preemptive rights, resale rights, rights of first refusal or similar rights.

(d) As of the date hereof, (i) Northshore is party to no contracts or side letters, other than the Arden Re Purchase Agreement, the Trident Subscription Letter and the Shareholders’ Agreement and any ancillary agreements referred to therein and (ii) each of this Agreement and the Trident Subscription Letter is identical, except that the Pro Rata Percentages and the Total Subscription Commitments shall vary by investor and with other changes necessary to reflect the identities of the applicable investor.

(e) As of the date hereof and the date of the initial Drawdown, Northshore has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and under the Investors Agreement, the Trident Subscription Letter, the Shareholders’ Agreement, the Arden Re Purchase Agreement and the Atrium Purchase Agreement. As of the date hereof, Northshore has no subsidiaries other than Alopuc and no obligations other than the obligations set forth in the Arden Re Purchase Agreement (and indirectly through its ownership of Alopuc under the Atrium Purchase Agreement), this Agreement, the Investors Agreement, the Trident Subscription Letter and the Shareholders’ Agreement.

(f) The foregoing representations and warranties (i) are, with the exception of clause (a)(iii) of this Paragraph 6 to the extent that any required notices, reports or other filings or any required consents, registrations, approvals, permits, orders, licenses or authorizations remain to be made or obtained prior to the closing of a Drawdown, true and accurate as of the date hereof; (ii) shall be true and accurate as of the date of the closing for the initial Drawdown as if made at and as of such date; and (iii) shall be true and accurate in all material respects as of each other Drawdown Date as if made at and as of such date (except to the extent that any such representation and warranty speaks expressly as of an earlier date, in which case such representation and warranty shall be true and accurate as of such earlier date). If any such representation or warranty shall not be so true and accurate in any respect or in any material respect, as applicable, prior to or as of the applicable Drawdown Date, Northshore shall give written notice of such fact to Kenmare, specifying which representations and warranties are not so true and accurate and the reasons therefor.

7. Representations and Warranties of Kenmare. Kenmare hereby represents and warrants to Northshore as of the date hereof and as of each Drawdown Date, that:

(a) (i) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation. (ii) It has the requisite corporate, limited liability company, partnership or other power and authority to enter into this Agreement and the Shareholders’ Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Shareholders’ Agreement and the performance and consummation of the transactions to which Kenmare is a party contemplated hereby and thereby have been duly authorized by all requisite corporate, limited liability company, partnership or other action on the part of Kenmare and no other corporate, limited liability company or other proceedings on the part of Kenmare are necessary to authorize the execution and delivery of this Agreement and the Shareholders’ Agreement or to consummate and perform the transactions to which Kenmare is a party contemplated hereby and thereby. Each of this Agreement and the Shareholders’ Agreement has been duly executed and delivered by Kenmare and, assuming due authorization, execution and delivery of each such agreement by Northshore and Trident (as appropriate), constitutes a valid and binding agreement of Kenmare enforceable against Kenmare in accordance with its terms, except to the extent that such enforcement may be subject to (x) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (y) general equitable principles (whether considered in a proceeding in equity or at law). (iii) The execution and delivery by Kenmare of this Agreement and the Shareholders’ Agreement does not, and the consummation by Kenmare of the transactions to which it is a party contemplated hereby and thereby and compliance by Kenmare with any of the provisions hereof and thereof will not conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, (x) its organizational documents; (y) any material agreement to which Kenmare or any of its subsidiaries is a party or any of its or their respective properties or assets is subject; or (z) any law, rule, regulation or order applicable to Kenmare or any of its subsidiaries, in any manner that would prevent Kenmare from entering into this Agreement or the Shareholders’ Agreement or from consummating the transactions contemplated hereby and thereby. (iv) No material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any governmental authority on the part of Kenmare is required in connection with the performance and consummation of the transactions contemplated by this Agreement, except any consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing that has been previously obtained or made and is in effect or that may be properly obtained or made after the date hereof.

(b) Kenmare has, or its Affiliates have, such knowledge, sophistication and experience in financial and business matters that Kenmare is capable of evaluating the nature and merits of, and risks attending, investments in Common Shares, and has, to the extent Kenmare believes such discussion necessary, discussed with professional legal, tax and financial advisers the suitability of an investment in Common Shares, and has determined that an investment in Common Shares is consistent with Kenmare’s investment objectives. Kenmare understands and acknowledges that Northshore has a very limited financial and operating history. Kenmare is aware that an investment in Northshore is highly speculative and subject to substantial risks. Kenmare is capable of bearing the high degree of economic risk and burdens of this investment, including, but not limited to, the possibility of a complete loss of Kenmare’s investment in Common Shares and the lack of a public market and limited transferability of Common Shares, which may make the liquidation of this investment impossible for an indefinite period of time.

(c) Kenmare is not acquiring, or committing to acquire, Common Shares based upon any representation, oral or written, by any Person with respect to Northshore, other than those contained in this Agreement, the Investors Agreement and the Shareholders’ Agreement, but rather upon an independent examination and judgment as to the prospects of Northshore. The Common Shares are being acquired solely for Kenmare’s own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; Kenmare has not entered into, and has no plans to enter into, any such contract, undertaking, agreement or arrangement; and, except as may be set forth in the Shareholders’ Agreement, Kenmare has not entered into, and has no plans to enter into, any agreement to compel disposition of Common Shares.

8. Headings; Counterparts. The Paragraph headings contained in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement or affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement.

9. Entire Agreement. This Agreement, together with the Investors Agreement and the Exhibits thereto, constitutes the entire agreement, and supersedes all prior agreements, understandings and statements, both written and oral, among the parties or any of their Affiliates with respect to the subject matter contained herein.

10. Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to any Person or circumstance will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

11. Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF, SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, or the negotiation, execution or performance hereof, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Chosen Courts, and the parties hereto irrevocably agree that all claims, actions, suits and proceedings or other causes of action (whether at law, in contract, in tort or otherwise) that may be based upon, arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, or the negotiation, execution or performance hereof shall be heard and determined exclusively in the Chosen Courts. The parties hereby consent to and grant any such Chosen Court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding to the address set forth in Paragraph 14 shall be valid, effective and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 11.

12. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, Trident and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any Person other than Northshore, Kenmare, Trident and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

13. Amendments and Waivers. This Agreement may be amended or modified and the provisions hereof may be waived, only by an agreement in writing signed by each of Northshore and Kenmare and with the prior written consent of Trident. No waiver by any of the parties of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party sought to be charged with such waiver.

14. Notice. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or other electronic delivery or sent, postage prepaid, by registered, certified or express mail or overnight courier service, as follows:

if to Northshore:

c/o Enstar Group Limited

Windsor Place, 3rd Floor

22 Queen Street

Hamilton, Bermuda HM JX

Attn: Richard J. Harris

Facsimile: 441-296-7319

if to Kenmare:

c/o Enstar Group Limited

Windsor Place, 3rd Floor

22 Queen Street

Hamilton, Bermuda HM JX

Attn: Richard J. Harris

Facsimile: 441-296-7319

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

[Signature page follows]

Very truly yours,
KENMARE HOLDINGS LTD.

By:	/s/ Richard J. Harris
Name: Richard J. Harris
Title: Director

Accepted and acknowledged:
NORTHSHORE HOLDINGS LIMITED

By:	/s/ Richard J. Harris
Name: Richard J. Harris
Title: Director

Schedule A

Trident	Pro Rata Percentage	Total Subscription Commitment[1]
Trident V, L.P.	22.92017%	$61,105,175.35
Trident V Parallel Fund, L.P.	16.07422%	$42,853,869.45
Trident V Professionals Fund, L.P.	1.00561%	$2,680,955.19
TOTAL	40.00000%	$106,640,000.00

Kenmare	Pro Rata Percentage	Total Subscription Commitment
Kenmare Holdings Ltd	60.00000%	$159,960,000.00

[1]	The Total Subscription Amount will equal the pro rata percentage of the aggregate of the Atrium ($183.0 million) and Arden Re ($79.9 million) purchase prices, with no reduction for debt, plus transaction expenses (estimated at $4.0 million).